Exhibit 10.25

July 8, 1999


Bob Barbiere
Vice President
Arbinet
226 E. 54th Street
New York, New York  10022

Re: IT Assessment

Dear Bob:

Thank you for selecting Breakaway, as a provider of business and technology services to your company. Breakaway, provides quality services using professional methods, procedures and personnel to help you and your company accomplish your business objectives in a timely manner.

In order to begin this relationship between Arbinet and Breakaway, we recognize the importance of having a clear definition of the goals and objectives of this engagement. A successful relationship requires active and informed involvement on the part of both organizations. Clearly defined ground rules reduce misunderstandings that could impact the expected results and help maintain an optimum delivery environment.

The following represents the consulting agreement and understanding between Breakaway and Arbinet:

1.       UNDERSTANDING AND SCOPE OF SERVICES

The scope of this project is to:

         1. Assess the current state of Arbinet online exchange initiative.

         2.       Provide the recommended solution as required.

The design of the IT Assessment is the following:

          Balances business and technical perspectives
          Evolved from architectural and organizational research funded by DARPA Leverages Breakaway's insight and experiences into the venture space

         Packages consulting services into fixed price, tangible deliverable (8 to 10 page report)
         Productize service to maximize the value, minimize the costs, and ensure quality
         Focus on rapid turn around to support deal cycle

The approach for the IT assessment is the following:

         Review Business Plan
         Construct detail Evaluation Workbook prior to visit based upon industry, enabling technologies, and business plan review
         One day visit to venture's facility
         Conduct 1 hr structured interviews with a cross-section of the venture's management & technical team: CEO, VP Marketing, VP of Technology, and 2-3 developers
         Post-visit research on key issues and competitors
         Development of 8 to 10 page report by 7/19/99

The deliverable (report) format is the following:

         Introduction
         Findings
         People
         Business Model
         Enabling Technology
         Competitive Forces
         Evaluation Steps

The overall benefits of this approach constitutes the following:

         Proven approach that has been used on more than 30 engagements
         Senior evaluators who have thrived in both the Fortune 500 and start-up worlds
         Objective and detailed review of business model and enabling technology Frank assessment of management teams' experience and capacity Identification of competitive forces
         Rapid turn around with minimal impact on venture
         Detailed/Actionable 8-10 page report


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

2.       ASSUMPTIONS

The following assumptions have been made in setting the pricing specified above. Any deviation from these assumptions may increase the cost of the project.

         The named resources from Arbinet must be available on a full time basis during the one day IT Assessment session (i.e., Bob Barbiere, Tony Craig, and members of the technical staff).
         Breakaway must have access to the business plan prior to the beginning of the assessment period.

--------------------------------------------------------------------------------
ARBINET RESOURCE          PREP (DAYS)      IT ASSESSMENT           ASSESSMENT
                                           SESSION (DAYS)          REVIEW (DAYS)
--------------------------------------------------------------------------------
Bob Barbiere, VP          0.25             1                       0.25
--------------------------------------------------------------------------------
Tony Craig, CEO           0                1                       0.25
--------------------------------------------------------------------------------
Ken Amron, VP
Development
--------------------------------------------------------------------------------
Alex Mashinsky
Founder, Acting CTO
--------------------------------------------------------------------------------

NOTE: THE TIME NECESSARY FOR THESE RESOURCES MAY INCREASE AND/OR DECREASE DEPENDING ON THE LEVEL OF SPECIFICITY REQUIRED BY THE CLIENT TEAM. WE ANTICIPATE THAT EACH FULL DAY OF CLIENT TEAM EFFORT WILL CONSTITUTE 6 HOURS/DAY.

3.       TIME FRAME

We will make every effort to begin this project as soon as possible, after contract signing. Projects can generally begin, 2 weeks from receiving a signed agreement based on staffing requirements. We will work with you to reach an agreeable time frame. Our resource availability is highly dependent upon when the services contract is signed by our client. We have schedule d a July 15th date for this initiative.

Upon completion of the IT Assessment process Breakaway will assume that the client (Arbinet) will proceed with the 360 Workshop and the development phase of the project lifecycle.


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

The first stage of our development process is termed an AIM (Accelerated Implementation Model).

4.       RESOURCES

Breakaway will provide resources for the project to be assigned on an as needed basis. Project resources are described below:

--------------------------------------------------------------------------------
        BREAKAWAY RESOURCE           PREP      SITE VISIT       DELIVERABLE
                                    (DAYS)    SESSION (DAYS)    PREPARATION
                                                                 & REVIEW
--------------------------------------------------------------------------------
Internet Solutions VP                  0            1                .5
--------------------------------------------------------------------------------
Internet Solutions Managing            0            1               1.5
Director
--------------------------------------------------------------------------------
Senior Consultant                      1            1               1
--------------------------------------------------------------------------------

5.       COST AND PAYMENT TERMS

Professional service fees stated below constitute a fixed price bid.

The fixed price bid is INCLUSIVE of out-of-pocket expenses. Out-of-pocket expenses will include and not be limited to travel, hotel and meal per diems. In building a business partnership with Arbinet, Breakaway is confident that this will be a long-term and mutually beneficial one, and so expense payment is waived at this time.

Professional service fees for the IT Assessment is listed below. We require a 50% deposit prior to beginning work. This bid is effective through July 14, 1999 and is subject to change.

ARBINET DISCOUNTED COST:

---------------------------------------
  PROJECT PHASE             FIXED PRICE
---------------------------------------
ITT Assessment               $10,000
---------------------------------------
Total                        $10,000
---------------------------------------


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

The contents of the attached Standard Terms and Conditions of Breakaway are hereby incorporated by reference, as fully stated herein.

We look forward to the opportunity to provide these services to you. Should you have any questions, please call me at your convenience.

Very truly yours,


Thomas D. Berger
Regional Account Manager
Breakaway Solutions


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

AGREEMENT

By evidence of their signature below, both parties agree to the terms and conditions as set forth in this Engagement Letter.


Arbinet                              Breakaway Solutions, Inc.

By: /s/ Robert Barbierie             By:
   -------------------------            -------------------------

Title:  VP Bus & Mrkt. Dev.          Title:
      ----------------------               ----------------------

Date: 7/11/99                        Date:
     -----------------------              -----------------------


STANDARD TERMS AND CONDITIONS

Professional Fees & Expenses

Except for work within the scope of a fixed price engagement, we determine our fees by actual time spent, based upon our standard rates, as stated in an Engagement Letter. Our standard workday is normally 10 hours, but there are no additional charges or fee premiums for "over-time." If during the course of the engagement, we determine circumstances are such that substantially greater work is required than is estimated we will not move forward without prior written approval.

Reasonable out-of-pocket expenses are billed in addition to consulting time. Out-of-pocket expenses are not normally included in estimates, but remain the responsibility of the client.

DEPOSIT AND PAYMENT TERMS

Unless otherwise specified in an Engagement Letter, a deposit on account of 50% of the Engagement Letter's _____ is payable upon execution of the Engagement Letter. The deposit will be applied against the open balance at the conclusion of the project. Invoices will be sent semi-monthly, and all invoices are payable upon receipt.


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

INTELLECTUAL PROPERTY RIGHTS

In the course of the consulting engagement, Breakaway Solutions Inc., may use enhancements, discoveries, processes, methods, designs and know-how, whether or not they may be copyrighted or patented, which Breakaway Solutions Inc. conceived during the course of other consulting engagements. In addition, Breakaway Solutions Inc. may independently develop enhancements, processes, methods, designs or know-how during the term of this consulting engagement and The Client acknowledges that Breakaway Solutions Inc. may use such enhancements, processes, methods, designs and know-how in its business operations with other clients.

LIMITATION LIABILITY

The entire liability of Breakaway Solutions Inc. to The Client, or any other party for any loss or damage resulting from any claims, demands or actions arising out of an Engagement Letter or the performance of or failure to perform specific consulting services shall not exceed the fees paid to Breakaway Solutions Inc. for the software and services rendered, except in the case of gross negligence or intentional misconduct on the part of The Counsel Group, in which case Breakaway Solutions Inc. will bear the cost of remedying the damage caused by its gross negligence or intentional misconduct within 30 days of the occurrence.

In no event will Breakaway Solutions Inc. be liable for any indirect, incidental, consequential, special or exemplary damages whatsoever (including without limitation damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of this Engagement Letter for the performance of specific consulting services or for acts of negligence that are not reckless or intentional in nature, even if the party has been advised of the possibility of such damages.

CONFIDENTIALITY

During the course of performing services, Breakaway Solutions Inc. and The Client may have access to information that is confidential to one another ("Confidential Information"), including without limitation, source code, documentation, specifications, data bases, system design, file layouts, tool combinations, development methods. Confidential Information also includes business or financial affairs, which may incorporate business methods, marketing strategies, pricing, competitor information, product development strategies and methods, costumer lists and financial results. Confidential Information also includes information received from others, both written and oral, that each party is obligated to treat as confidential. Confidential Information shall


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

not include any information that (1) is already known by the recipient party or its affiliates, free of any obligation to keep it confidential, (2) is or becomes publicly known through no wrongful act of the receiving party or its affiliates, (3) is received by the receiving party from a third party without any restriction on confidentiality, (4) is independently developed by the receiving party or its affiliates, (5) is disclosed to third parties by the disclosing party without any obligation of confidentiality, or (6) is approved for release by prior written authorization of the disclosing party.

The parties agree to maintain the confidentiality of the Confidential Information and to protect as a trade secret any portion of the other party's Confidential Information by preventing any unauthorized copying, use, distribution, installation or transfer of possession of such information. Each party agrees to maintain at least the same procedures regarding Confidential Information that it maintains with respect to its own Confidential Information. Each party may use the Confidential Information received from the other party only in connection with fulfilling its obligations under a consulting engagement.

INDEPENDENT CONTRACTOR

Breakaway Solutions Inc. is an independent contractor. Neither Breakaway Solutions Inc. nor The Client are, or shall be deemed for any purpose to be, employees or agents of the other and neither party shall have the power or authority to bind the other party to any contract or obligation. Breakaway Solutions Inc. shall retain the right to perform work for others during the term of a consulting engagement.

REGARDING BREAKAWAY SOLUTIONS INC. EMPLOYEES

Whereas Breakaway Solutions Inc. regards its employees as valuable assets, it is expected that The Client will in no way solicit for hire or for consulting services outside of a consulting engagement with Breakaway Solutions Inc. without written authorization from the President of Breakaway Solutions Inc. for a period of at least one year following termination of such employee from Breakaway Solutions Inc. If authorization is given to client to hire any Breakaway Solutions Inc. employee, it is expected that satisfactory compensation will be given to Breakaway Solutions Inc. for such privilege, which will be agreed upon by both parties.


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

INSURANCE

Breakaway Solutions Inc. warrants that it maintains all normal business insurance required for a Delaware corporation doing business in the Commonwealth of Massachusetts.

WARRANTIES

Breakaway Solutions Inc. warrants that it has full power and authority to enter into a Consulting Engagement with The Client. Breakaway Solutions Inc. warrants that all services will be performed consistent with generally accepted industry standards and in a workmanlike manner by qualified personnel. Breakaway Solutions Inc. disclaims all other warranties, either express or implied, including but not limited to implied warranties of merchantability and fitness for a particular purpose, with respect to products and services that may be provided herein.

Third-party commercial software vendors offer warranties for software licenses purchased by The Client. Breakaway Solutions Inc. DOES NOT warrant in any way software manufactured by any third-party.

TERMINATION

Either party may terminate services performed under this agreement with 10 days notice to the other party without cause, or immediately with reasonable cause. Work not performed to the reasonable satisfaction of The Client, or failure reasonably to pay invoices for services rendered shall be considered reasonable cause. Upon termination for any reason, Breakaway Solutions Inc. shall be paid all hourly fees earned to the point of termination.

Arbitration and Litigation

Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA) then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration will be conducted in or near Boston, Massachusetts. The prevailing party shall be entitled to receive from the other party its attorney's fees and costs incurred in connection with any action, proceeding or arbitration hereunder.


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

Either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction, where such relief is necessary to protect its interest pending completion of the arbitration proceedings.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

SEVERABILITY

In the event any one or more of the provisions of this Agreement is held to be invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired.

ASSIGNMENT

This Agreement, and any right or obligation under this Agreement, may not be assigned, transferred or delegated by either party without the express written consent of the other party, which consent may be withheld by either party at its sole discretion.

FORCE MAJEURE

Breakaway Solutions Inc. shall not be responsible for failure to perform in a timely manner under a Consulting Engagement when its failure results from any of the following causes: acts of God or public enemies, civil war, insurrection or riot, fire, flood, explosion, earthquake or serious accident, strike, labor trouble or work interruption or any cause beyond its reasonable control.

ENTIRE AGREEMENT

In conjunction with a fully executed Engagement Letter, these Terms & Conditions constitutes the entire Agreement between the parties. Each party agrees that the Engagement Letter and Terms & Conditions are the complete and exclusive statement of the parties regarding the specific subject matter hereof and supersedes and merges all prior proposals, understandings and agreements, oral or written, between the parties


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

relating to the subject matter hereof, including without limitation, the terms of any request for proposal issued to The Client or the standard printed terms on any purchase order issued by The Client. No modification, amendment, supplements to or waiver of this Agreement shall be binding upon the parties unless made in writing and duly signed by both parties.


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